Exhibit 99.1

419 WEST PIKE STREET • P.O. BOX 629 • JACKSON CENTER, OHIO 45334-0629

PHONE 937-596-6849 • FAX 937-596-7937

N E W S   R E L E A S E

Date: Contact:	September 10, 2012 Peter B. Orthwein or Richard E. Riegel

THOR INCREASES REGULAR QUARTERLY DIVIDEND TO 18¢ PER SHARE

AND APPROVES DIVIDEND PAYMENT.

Thor Industries, Inc. (NYSE:THO) announced today that its Board of Directors approved at its September 6, 2012 meeting, an increase in its regular quarterly dividend from 15¢ per share to 18¢ per share. This is the third increase in Thor’s regular quarterly dividend in three years. The new regular dividend of 18¢ per share will be paid on October 5, 2012 to shareholders of record on September 24, 2012.

Thor is the world’s largest manufacturer of recreation vehicles and a major builder of commercial buses and ambulances.

This release includes certain statements that are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements involve uncertainties and risks. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, fuel prices, lower consumer confidence, the level of discretionary consumer spending, interest rate increases, restrictive lending practices, increased material and component costs, recent management changes, the success of new product introductions, the pace of acquisitions, cost structure improvements, competition and general economic conditions and the other risks and uncertainties discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2011 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended April 30, 2012. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based except as required by law.